UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 19, 2011

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Election of New Director

On January 19, 2011, the Board of Directors (the “Board”) of Akamai Technologies, Inc. (“Akamai” or the “Company”) elected Pamela L. Craig as a director to fill a newly-created vacancy on the Board, effective on April 1, 2011 (the “Effective Date”). Ms. Craig was designated as a Class II member of the Board and was elected to serve until the 2013 Annual Meeting of Stockholders or until her successor is duly appointed and qualified. Ms. Craig is the Chief Financial Officer of Accenture, a publicly-traded global management consulting, technology services and outsourcing company. Ms. Craig was recommended to the Board by its Nominating and Corporate Governance Committee in accordance with the provisions of the Nominating and Corporate Governance Committee Charter.

There are no arrangements or understandings between Ms. Craig and any other person pursuant to which she was elected as a director. Ms. Craig has not yet been designated to serve on any committees of the Board. There are no transactions in which Ms. Craig has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

On the Effective Date, Ms. Craig will be granted an option, pursuant to Akamai’s 2009 Stock Incentive Plan (the “2009 Stock Plan”), to purchase a number of shares of Akamai common stock having a Black Scholes value of $400,000 with an exercise price per share equal to the closing sale price of one share of Akamai’s common stock on the Nasdaq Global Select Market on the grant date. Such option will vest over a four-year period, so long as Ms. Craig remains a member of the Board.

A copy of the press release announcing Ms. Craig’s election is filed herewith as Exhibit 99.1

(b)	2010 Executive Compensation

On January 19, 2011, the Compensation Committee (the “Compensation Committee”) of the Board adopted cash and equity compensation programs for 2011 for the following executive officers: Paul Sagan, Chief Executive Officer; Debra Canner, Senior Vice President – Human Resources; Melanie Haratunian, Senior Vice President and General Counsel; Robert Hughes, Executive Vice President – Global Sales, Services & Marketing; David Kenny, President; and J. Donald Sherman, Chief Financial Officer (collectively, the “Executives”).

Each of the cash incentive components of the 2011 compensation program provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive’s cash bonus is weighted as follows: 80% based on Akamai’s achievement of revenue and normalized earnings per share targets for fiscal year 2011 and 20% based on achievement of individual or departmental performance goals. The new base salaries will take effect on April 4, 2011. Below we use the term 2011 base salary earnings to refer to the sum of amounts paid or payable in 2011 under the salary in effect between January 1, 2011 and April 3, 2011 plus those payable in 2011 under the salary in effect between April 4, 2011 and December 31, 2011.

For Mr. Sagan, his new base salary will be $750,000 with a target cash bonus is equal to 125% of his 2011 base salary earnings and a maximum cash bonus equal to 225% of his 2011 base salary earnings. For Ms. Canner, her new base salary will be $294,000 with a target cash bonus equal to 50% of her 2011 base salary earnings and a maximum cash bonus equal to 90% of her 2010 base salary earnings. For Ms. Haratunian, her new base salary will be $347,000 with a target cash bonus equal to 50% of her 2011 base salary earnings and a maximum cash bonus equal to 90% of her 2011 base salary earnings. For Mr. Hughes, his new base salary will be $443,500 with a target cash bonus equal to 125% of his 2011 base salary earnings and a maximum cash bonus equal to 225% of his 2011 base salary earnings. For Mr. Kenny, his new base salary will be $560,000 with a target cash bonus equal to 125% of his 2011 base salary earnings and a maximum cash bonus equal to 225% of his 2011 base salary earnings. For Mr. Sherman, his new base salary will be $443,500 with a target cash bonus equal to 75% of his 2011 base salary earnings and a maximum cash bonus equal to 135% of his 2011 base salary earnings.

As described in the table below, each Executive was also granted stock options and restricted stock units (“RSUs”) issuable pursuant to the 2009 Stock Plan as follows:

Name	Dollar Value of Stock Option Awards	Number of Restricted Stock Units with Annual Vesting Granted	Number of Three- Year Performance- Based Vesting Restricted Stock Units Granted (maximum deliverable)
Paul Sagan	$1,200,000	23,296	62,122

Debra Canner	$141,000	2,737	7,298

Melanie Haratunian	$150,000	2,912	7,764

Robert W. Hughes	$495,000	9,609	25,626

David Kenny	$900,000	17,472	46,592

J. Donald Sherman	$495,000	9,609	25,626

The options will have an effective date of the second day following the Company’s release of financial results for fiscal year 2010; the effective date is expected to be February 11, 2011. The aggregate number of options to be granted to each individual shall be calculated by applying a Black-Scholes option pricing model to the value set forth in the chart above based on the closing sale price of Akamai’s common stock as reported on the Nasdaq Global Select Market on the grant date. Such price shall also be the exercise price for the options. The options will vest in accordance with the following schedule: 25% vest on the first anniversary of the grant date and the remaining 75% vest in equal quarterly installments of 6.25% thereafter. Options are subject to the terms of the Company’s standard form of non-statutory stock option agreement previously filed on May 26, 2009 with the Securities and Exchange Commission.

Each RSU represents the right to receive one share of Akamai common stock upon vesting. RSUs with annual vesting vest in 33% annual installments on the first, second and third anniversaries of the date of grant. Three-Year performance-based vesting RSUs (the “Three-Year Cumulative Performance RSUs”) will only vest to the extent that the Company exceeds specified cumulative revenue and earnings per share targets for fiscal years 2011, 2012 and 2013. The maximum number of Three-Year Cumulative Performance RSUs that may vest is set forth in the chart above; such number will vest if Akamai meets or exceed 110.5% of the applicable weighted average targets. If Akamai achieves 100% of the applicable weighted average targets, then 50% of the maximum issuable number of RSUs will vest. If Akamai achieves 92.1% of the applicable weighted average targets, then 25% of the maximum issuable number of RSUs will vest. No Three-Year Cumulative Performance RSUs will vest if the Company fails to exceed 92.1% of the applicable weighted average target. Pro-rata amounts will be issued for performance between 92.1% and 100% and 100% and 110.5%, respectively. The foregoing description of the RSUs is qualified in its entirety by the text of the relevant RSU agreement, each of which was previously filed with the Securities and Exchange Commission on January 19, 2011.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated January 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian
Melanie Haratunian, Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1     Press Release dated January 20, 2011